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EXHIBIT 1


REVISED CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


[McGLADREY & PULLEN LOGO]





CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-30095, No. 33-60402 and No. 333-79217) of our report dated
February 6, 2004, included in the Annual Report on Form 10-K of First Busey Corporation for the year ended December 31, 2003.


                                               /s/ McGLADREY & PULLEN, LLP
                                               ----------------------------
Champaign, Illinois                            McGLADREY & PULLEN, LLP
March 23, 2004








McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.